EXHIBIT 99.1

BROADRIDGE COMPLETES ACQUISITION OF M&T BANK CORPORATION’S WILMINGTON TRUST RETIREMENT AND INSTITUTIONAL SERVICES BUSINESS

Expands Broadridge’s Matrix Financial Solutions Retirement Services Offering

LAKE SUCCESS, N.Y., April 13, 2015 – Broadridge Financial Solutions, Inc. (NYSE:BR) has completed its acquisition of the trade processing business of the Wilmington Trust Retirement and Institutional Services unit of M&T Bank Corporation (NYSE:MTB). The acquired business is being combined with Broadridge’s Matrix Financial Solutions, a best-in-class mutual fund and ETF trade processing platform that that will service more than $300 billion in assets under administration after giving effect to this transaction.

Broadridge announced its agreement to acquire the business on January 21, 2015. Terms were not disclosed.

“The addition of Wilmington’s products and service team to Matrix’s open-architecture platform enables us to expand our retirement solutions offering and provide comprehensive support for the growing qualified and non-qualified plan services market,” said Gerard F. Scavelli, President of Broadridge’s Mutual Funds and Retirement Solutions Group. “Broadridge is committed to offering deeper, innovative capabilities for third-party administrators, financial advisors, record-keepers and banks. We are delighted to welcome Wilmington’s customers to our client base, and associates to our organization.”

The acquired trade processing business will be integrated into the Matrix Financial Solutions business of Broadridge’s Mutual Funds and Retirement Solutions Group.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and business process outsourcing solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities.  With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes more than $5 trillion in fixed income and equity trades per day.  Broadridge employs approximately 6,700 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com.

Matrix Financial Solutions, a Broadridge company, is a leading provider of TrueOpen Platform® retirement products and services for third party administrators, financial advisors, banks and other financial professionals. Matrix serves more than 400 financial institutions with over $300 billion in customer assets under administration processed through its trading platform. For more information about Matrix, visit matrix.broadridge.com.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (the “2014 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2014 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information

Investors:
Brian S. Shipman, CFA
Broadridge Financial Solutions, Inc.
BroadridgeIR@broadridge.com

Media Contacts:
Linda Namias
Broadridge Financial Solutions, Inc.
(631) 254-7711
linda.namias@broadridge.com

# # #